EXHIBIT 99.1

For Immediate Release

WM Announces Second Quarter 2024 Earnings

Robust Growth in the Collection and Disposal Business Powers Strong Operating EBITDA and Margin

The Company Closed More than $750 Million of Solid Waste Acquisitions Through July

Houston — Jul. 24, 2024 — WM (NYSE: WM) today announced financial results for the quarter ended June 30, 2024.

	Three Months Ended		Three Months Ended
	June 30, 2024 (in millions, except per share amounts)		June 30, 2023 (in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$5,402	$5,402	$5,119	$5,119

Income from Operations	$1,009	$1,075	$944	$946

Operating EBITDA(b)	$1,552	$1,618	$1,465	$1,467

Operating EBITDA Margin	28.7%	30.0%	28.6%	28.7%

Net Income(c)	$680	$732	$615	$617

Diluted EPS	$1.69	$1.82	$1.51	$1.51

“Based on our great performance to start 2024 and our confidence in the strength of our business, after the first quarter we raised our full-year outlook for adjusted operating EBITDA and free cash flow by $100 million. Our second quarter results are tracking to this higher trajectory and reflect continued momentum on our pricing programs and cost optimization efforts in our collection and disposal business,” said Jim Fish, WM’s President and Chief Executive Officer. “Revenue grew by 5.5% this quarter, and our disciplined focus on leveraging our people, technology and processes to reduce our cost to serve continued to drive margin expansion. Our adjusted operating EBITDA increased by 10.3%, and margin expanded by 130 basis points resulting in quarterly margin of 30.0% for the first time ever.”(a)

Fish continued, “We continue to strategically expand our core collection and disposal operations in North America through targeted acquisitions in new geographies like Long Island, New York and through tuck-in acquisitions in growth markets in Florida, North Carolina, and Arizona. Looking forward, we are excited about our planned acquisition of Stericycle, and we are progressing through the customary regulatory reviews. At the same time, we are making significant strides on our sustainability investments, having opened two upgraded recycling facilities this quarter. In our renewable energy business, we are scheduled to complete a total of five projects in 2024, with an additional nine projects currently under construction. The momentum is strong, and we remain focused on execution.”

FOR MORE

INFORMATION

Waste

Management

Web site

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

KEY HIGHLIGHTS FOR THE SECOND QUARTER of 2024

•	Total Company revenue grew 5.5%, driven primarily by core price of 6.8% and increases in the value of the recycled commodities the Company sells.(d)
•	Collection and Disposal yield was 4.6%, and Collection and Disposal volume declined 0.3%.(e)
•	Operating expenses as a percentage of revenue improved 130 basis points to 60.9% compared to prior year. This improvement was driven by benefits from price and cost optimization efforts.
•	SG&A expenses were 9.3% of revenue, or 9.1% of revenue on an adjusted basis and flat with the prior year.(a)
•	Total Company adjusted operating EBITDA grew 10.3% to $1.62 billion, and margin expanded 130 basis points to 30.0% on an adjusted basis.(a)
•	Operating EBITDA in the Company’s Collection and Disposal business grew $200 million to $1.83 billion, and margin expanded to 37.3%. Adjusted operating EBITDA in the Company’s Collection and Disposal business grew $203 million to $1.84 billion, and margin expanded to 37.3%.(a)
•	Operating EBITDA in the Recycling Processing & Sales and WM Renewable Energy businesses grew 20.8%, in line with expectations, driven by higher market prices for recycled and renewable energy commodities, partially offset by temporary shutdown costs associated with recycling facility upgrades.(e)(f)
•	In the first half of the year, net cash provided by operating activities increased 21.6% to $2.52 billion compared to the same period in 2023 driven by the Company’s strong operating EBITDA growth combined with working capital benefits.
•	In the first half of the year, free cash flow before investments in high-return sustainability projects grew 41.1% to $1.63 billion. The Company continues to progress its sustainability growth portfolio with investments in an industry-leading network of renewable natural gas projects and recycling assets. Total Company free cash flow in the first half of the year, including these investments, grew 32.3% to $1.24 billion.(a)
•	The Company’s strong first half performance is on track to achieve the increased full-year outlook provided in April for adjusted operating EBITDA of between $6.375 and $6.525 billion and for free cash flow including sustainability growth investments of between $2.0 and $2.15 billion.(a)(g)
•	In conjunction with its second quarter earnings materials, the Company has published additional information elaborating on the strategic rationale and expected financial benefits from its planned acquisition of Stericycle in a supplemental presentation on our investor website.(h)

Fish concluded, “We are pleased with the progress we've made on our strategic priorities so far in 2024. Our team continues to exceed the high expectations we have set. With our strong performance in the first half of the year, we are confident that we are on track to meet or exceed the midpoint of our full-year financial outlook that we provided in April.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(e)	In the fourth quarter of 2023, the Company updated its reportable segments to enhance transparency regarding its financial performance and underscore its commitment to sustainability through substantial planned and ongoing investments in its Recycling Processing and Sales and WM Renewable Energy businesses. The Company reports through four segments, referred to as (i) Collection and Disposal – East Tier; (ii) Collection and Disposal – West Tier; (iii) Recycling Processing and Sales and (iv) WM Renewable Energy. The Company’s East and West Tiers along with certain ancillary services not managed through our Tier segments form its “Collection and Disposal” business.

(f)	The Company’s blended average single stream recycled commodity price was about $96 per ton compared to about $61 per ton in the prior year period, and the full-year expectation for pricing has increased to approximately $90 per ton from approximately $80 per ton. The average value of Renewable Fuel Standard credits was $3.11 compared to $2.03 in the prior year period, and the average natural gas price was $1.64 per MMBtu compared to $2.20 per MMBtu in the prior year period. The average electricity price was about $64 per megawatt hour compared to about $62 per megawatt hour in the prior year period.

(g)	The Company's financial outlook includes the impact of the $750 million of closed acquisitions but excludes any potential impact from its planned acquisition of Stericycle.

(h) The Company may announce information using SEC filings, press releases, public conference calls, webcasts, and the investors.wm.com page of its website. It is possible that information posted on such website (including the supplemental presentation referenced in this press release) could be deemed to be material information, and management encourages investors, other stakeholders and the media to review the information posted to its website. Except to the extent explicitly stated otherwise, documents and information on the Company’s website are not incorporated herein by reference.

The Company will host a conference call at 10 a.m. ET on July 25, 2024 to discuss the second quarter 2024 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm
WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is the leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM's fleet includes more than 12,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements regarding future performance or financial results of our business; achievement of financial outlook; growth and margin expansion; drivers of performance, including pricing, cost optimization and cost reduction and other initiatives; results from acquisitions; consummation of the Stericycle acquisition and obtaining regulatory approvals; and timing of sustainability investments and project completions and related results. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, including the planned Stericycle acquisition, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our planned integration of Stericycle; our ability to consummate and finance the Stericycle acquisition and achieve the anticipated benefits therefrom, including cost synergies; legal, regulatory and other matters that may affect the costs and timing of our ability to complete, integrate and deliver all of the expected benefits of the planned Stericycle acquisition; environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage and labor related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; weakness in general economic conditions and capital markets, including potential for an economic recession; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA and margin, adjusted SG&A expenses and free cash flow. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected future operating EBITDA and margin is anticipated to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating revenues	$5,402	$5,119	$10,561	$10,011
Costs and expenses:
Operating	3,291	3,186	6,431	6,272
Selling, general and administrative	501	467	992	943
Depreciation, depletion and amortization	543	521	1,057	1,026
Restructuring	—	1	—	4
(Gain) loss from divestitures, asset impairments and unusual items, net	58	—	56	(3)
	4,393	4,175	8,536	8,242
Income from operations	1,009	944	2,025	1,769
Other income (expense):
Interest expense, net	(136)	(125)	(266)	(245)
Equity in net income (losses) of unconsolidated entities	22	(12)	3	(23)
Other, net	(1)	2	1	4
	(115)	(135)	(262)	(264)
Income before income taxes	894	809	1,763	1,505
Income tax expense	214	196	376	360
Consolidated net income	680	613	1,387	1,145
Less: Net income (loss) attributable to noncontrolling interests	—	(2)	(1)	(3)
Net income attributable to Waste Management, Inc.	$680	$615	$1,388	$1,148
Basic earnings per common share	$1.70	$1.52	$3.46	$2.82
Diluted earnings per common share	$1.69	$1.51	$3.44	$2.81
Weighted average basic common shares outstanding	401.3	405.9	401.5	407.4
Weighted average diluted common shares outstanding	403.2	407.7	403.3	409.1

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$172	$458
Receivables, net	2,980	2,870
Other	1,287	476
Total current assets	4,439	3,804
Property and equipment, net	17,420	16,968
Goodwill	9,363	9,254
Other intangible assets, net	753	759
Other	2,024	2,038
Total assets	$33,999	$32,823
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,894	$3,892
Current portion of long-term debt	242	334
Total current liabilities	4,136	4,226
Long-term debt, less current portion	16,501	15,895
Other	5,911	5,806
Total liabilities	26,548	25,927
Equity:
Waste Management, Inc. stockholders’ equity	7,457	6,903
Noncontrolling interests	(6)	(7)
Total equity	7,451	6,896
Total liabilities and equity	$33,999	$32,823

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$1,387	$1,145
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,057	1,026
Other	166	163
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(89)	(260)
Net cash provided by operating activities	2,521	2,074
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(243)	(118)
Capital expenditures	(1,335)	(1,180)
Proceeds from divestitures of businesses and other assets, net of cash divested	58	46
Other, net	(839)	(87)
Net cash used in investing activities	(2,359)	(1,339)
Cash flows from financing activities:
New borrowings	9,180	11,356
Debt repayments	(8,752)	(11,074)
Common stock repurchase program	(262)	(620)
Cash dividends	(608)	(572)
Exercise of common stock options	36	25
Tax payments associated with equity-based compensation transactions	(48)	(28)
Other, net	(10)	(6)
Net cash used in financing activities	(464)	(919)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(4)	2
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(306)	(182)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	552	445
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$246	$263

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	June 30,
	2024			2023
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$1,526	$(196)	$1,330	$1,424	$(168)	$1,256
Industrial	978	(199)	779	974	(192)	782
Residential	886	(23)	863	866	(25)	841
Other collection	781	(52)	729	745	(56)	689
Total collection	4,171	(470)	3,701	4,009	(441)	3,568
Landfill	1,291	(418)	873	1,263	(417)	846
Transfer	618	(270)	348	585	(265)	320
Total Collection and Disposal	6,080	(1,158)	4,922	5,857	(1,123)	4,734
Recycling Processing and Sales	475	(70)	405	394	(78)	316
WM Renewable Energy	70	(1)	69	63	(1)	62
Corporate and Other	12	(6)	6	14	(7)	7
Total	$6,637	$(1,235)	$5,402	$6,328	$(1,209)	$5,119

	Six Months Ended
	June 30,
	2024			2023
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$3,027	$(381)	$2,646	$2,836	$(329)	$2,507
Industrial	1,912	(386)	1,526	1,907	(369)	1,538
Residential	1,762	(45)	1,717	1,720	(50)	1,670
Other collection	1,532	(105)	1,427	1,434	(106)	1,328
Total collection	8,233	(917)	7,316	7,897	(854)	7,043
Landfill	2,468	(803)	1,665	2,413	(808)	1,605
Transfer	1,178	(521)	657	1,125	(516)	609
Total Collection and Disposal	11,879	(2,241)	9,638	11,435	(2,178)	9,257
Recycling Processing and Sales	911	(138)	773	768	(158)	610
WM Renewable Energy	140	(2)	138	133	(2)	131
Corporate and Other	24	(12)	12	26	(13)	13
Total	$12,954	$(2,393)	$10,561	$12,362	$(2,351)	$10,011

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the				Period-to-Period Change for the
	Three Months Ended				Six Months Ended
	June 30, 2024 vs. 2023				June 30, 2024 vs. 2023
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$205	4.6%			$424	4.8%
Recycling Processing and Sales and WM Renewable Energy(c)	67	17.3			127	16.6
Energy surcharge and mandated fees(d)	(8)	(3.2)			(36)	(7.4)
Total average yield(e)			$264	5.2%			$515	5.1%
Volume(f)			5	0.1			3	—
Internal revenue growth			269	5.3			518	5.1
Acquisitions			18	0.3			37	0.4
Divestitures			—	—			(1)	—
Foreign currency translation			(4)	(0.1)			(4)	—
Total			$283	5.5%			$550	5.5%

	Period-to-Period Change for the		Period-to-Period Change for the
	Three Months Ended		Six Months Ended
	June 30, 2024 vs. 2023		June 30, 2024 vs. 2023
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume	Yield	Volume(g)
Commercial	6.5%	1.3%	6.6%	1.0%
Industrial	4.8	(4.3)	5.3	(4.1)
Residential	6.5	(3.3)	6.4	(3.1)
Total collection	5.7	(1.7)	5.9	(1.7)
Landfill	1.4	2.6	1.9	3.0
Transfer	4.9	3.6	5.2	3.3
Total collection and disposal	4.6%	(0.3)%	4.8%	—%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.
(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.
(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.
(d)	Our energy surcharge was revised in the second quarter of 2023 to incorporate market prices for both diesel and compressed natural gas (“CNG”).
(e)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.
(f)	Includes activities from our Corporate and Other businesses.
(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,154	$1,030	$2,521	$2,074
Capital expenditures, excluding sustainability growth investments	(445)	(459)	(947)	(963)
Proceeds from divestitures of businesses and other assets, net of cash divested	43	35	58	46
Free cash flow without sustainability growth investments	752	606	1,632	1,157
Capital expenditures - sustainability growth investments	(222)	(61)	(388)	(217)
Free cash flow	$530	$545	$1,244	$940

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Supplemental Data

Internalization of waste, based on disposal costs	69.5%	68.8%	68.9%	68.6%

Landfill depletable tons (in millions)	32.0	31.8	61.0	61.1

Acquisition Summary(b)

Gross annualized revenue acquired	$77	$93	$78	$111

Total consideration, net of cash acquired	237	84	240	118

Cash paid for acquisitions consummated during the period, net of cash acquired	231	80	233	111

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	232	84	250	118

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Landfill depletion expense:
Cost basis of landfill assets	$162	$156	$308	$298
Asset retirement costs	39	32	69	68
Total landfill depletion expense(c)	201	188	377	366
Accretion expense	33	33	66	65
Landfill depletion and accretion expense	$234	$221	$443	$431

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.
(c)	For both the second quarter of 2024 and the six months ended June 30, 2024, the increase in landfill depletion expense was primarily driven by changes in landfill cost estimates at our landfills, partially offset by the permanent closing of a previously reopened landfill in our East Tier.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30, 2024
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,009	$894	$214		$680	$1.69
Adjustments:
Stericycle transaction costs	7	7	1		6	0.01
Collective bargaining agreement costs	1	1	—		1	—
Loss from divestitures, asset impairments and unusual items, net(c)	58	58	13		45	0.12
As adjusted amounts	$1,075	$960	$228	(b)	$732	$1.82
Depreciation, depletion and amortization	543
Adjusted operating EBITDA	$1,618

Adjusted operating EBITDA margin	30.0%

	Three Months Ended June 30, 2023
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$944	$809	$196		$615	$1.51
Adjustments:
Collective bargaining agreement costs	1	1	—		1	—
Restructuring	1	1	—		1	—
As adjusted amounts	$946	$811	$196	(b)	$617	$1.51
Depreciation, depletion and amortization	521
Adjusted operating EBITDA	$1,467

Adjusted operating EBITDA margin	28.7%

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”
(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The second quarter 2024 and 2023 adjusted effective tax rates were 23.9% and 24.2%, respectively.
(c)	Includes net charges primarily relating to an investment in a waste diversion technology business.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended June 30, 2024
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,922	$405	$69	$6	$5,402

Income from operations, as reported	$1,359	$29	$18	$(397)	$1,009
Depreciation, depletion and amortization	475	31	9	28	543
Operating EBITDA, as reported	$1,834	$60	$27	$(369)	$1,552

Adjustments:
Stericycle transaction costs	—	—	—	7	7
Collective bargaining agreement costs	1	—	—	—	1
Loss from divestitures, asset impairments and unusual items, net(a)	3	—	—	55	58
	4	—	—	62	66
Adjusted operating EBITDA	$1,838	$60	$27	$(307)	$1,618

Operating EBITDA margin, as reported	37.3%	14.8%	39.1%	N/A	28.7%
Adjusted operating EBITDA margin	37.3%	14.8%	39.1%	N/A	30.0%

	Three Months Ended June 30, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,734	$316	$62	$7	$5,119

Income from operations, as reported	$1,173	$24	$14	$(267)	$944
Depreciation, depletion and amortization	461	25	9	26	521
Operating EBITDA, as reported	$1,634	$49	$23	$(241)	$1,465

Adjustments:
Collective bargaining agreement costs	1	—	—	—	1
Restructuring	—	—	—	1	1
	1	—	—	1	2
Adjusted operating EBITDA	$1,635	$49	$23	$(240)	$1,467

Operating EBITDA margin, as reported	34.5%	15.5%	37.1%	N/A	28.6%
Adjusted operating EBITDA margin	34.5%	15.5%	37.1%	N/A	28.7%

(a)	Includes net charges primarily relating to an investment in a waste diversion technology business.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	June 30, 2024		June 30, 2023
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$5,402		$5,119

Operating expenses, as reported	$3,291	60.9%	$3,186	62.2%
Adjustment:
Collective bargaining agreement costs	(1)		(1)
Operating expenses, as adjusted	$3,290	60.9%	$3,185	62.2%

	Three Months Ended
	June 30, 2024		June 30, 2023
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$5,402		$5,119

SG&A expenses, as reported	$501	9.3%	$467	9.1%
Adjustment:
Stericycle transaction costs	(7)		—
SG&A expenses, as adjusted	$494	9.1%	$467	9.1%

2024 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$5,000	$5,250
Capital expenditures to support the business	(2,200)	(2,300)
Proceeds from divestitures of businesses and other assets, net of cash divested	50	100
Free cash flow without sustainability growth investments	$2,850	$3,050
Capital expenditures - sustainability growth investments	(850)	(900)
Free cash flow	$2,000	$2,150

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2024. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	June 30, 2024		June 30, 2023
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$212	1.2%	$149	0.8%
Accretion expense	$33	0.6%	$33	0.7%

	Six Months Ended
	June 30, 2024		June 30, 2023
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$403	1.2%	$290	0.8%
Accretion expense	$66	0.6%	$65	0.7%